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                                                                    EXHIBIT 99.1



                                      PROXY

                        FELCOR LODGING TRUST INCORPORATED
         545 E. JOHN CARPENTER FREEWAY, SUITE 1300, IRVING, TEXAS 75062
                         SPECIAL MEETING OF STOCKHOLDERS
                                 [________], 2001

         The undersigned hereby appoints Thomas J. Corcoran, Jr. and Lawrence D. Robinson, or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all common stock of the undersigned in FelCor Lodging Trust Incorporated at the Special Meeting of Stockholders to be held at the Embassy Suites-DFW South hotel, 4650 W. Airport Freeway, Irving, Texas, at 9:00 a.m., Central Time, on [_____], 2001 and at any postponements or adjournments thereof, as specified below:

1. PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER, THE MERGER OF MERISTAR WITH AND INTO FELCOR AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE ELECTION OF TWO DIRECTORS OF FELCOR

         [ ] FOR                     [ ] AGAINST                   [ ] ABSTAIN

2. PROPOSAL TO APPROVE AND ADOPT FELCOR'S 2001 RESTRICTED STOCK AND STOCK OPTION PLAN

         [ ] FOR                     [ ] AGAINST                   [ ] ABSTAIN

               PLEASE SIGN AND DATE ON REVERSE SIDE OF THIS PROXY



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 3.      Any other matter that is properly brought before the meeting, or any adjournments or postponements of the meeting, as to which the undersigned hereby confers discretionary authority.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR approval of the Agreement and Plan of Merger, the merger and the transactions contemplated by it, FOR the approval of the FelCor 2001 Plan and in the discretion of the proxies, or either of them, or any matters arising under item 3.

                                    Dated:                        , 2001
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                                    Please sign exactly as name appears at left.
                                    When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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                                    Signature

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                                    Signature if held jointly

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                                    Title